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                                                                  EXHIBIT 10.E.2

                             AMENDMENT NO. 2 TO THE
                             1995 COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         Pursuant to Section 8.7 of the El Paso Energy Corporation 1995 Compensation Plan for Non-Employee Directors, Amended and Restated Effective as of August 1, 1998 (the "Plan"), the Plan is hereby amended as follows, effective July 16, 1999:

         Section 2.1 is amended to read as follows:

"2.1  MANAGEMENT COMMITTEE

         Subject to Section 8.7, the Plan shall be administered by a management committee (the "Management Committee") consisting of the Chief Executive Officer of the Company and such other senior officers as the Chief Executive Officer shall designate. The Management Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Management Committee shall be final and conclusive and shall be binding upon all Participants."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 16th day of July, 1999.


                                        EL PASO ENERGY CORPORATION


                                        By:  /s/ Joel Richards III
                                            ----------------------
                                                 Joel Richards III
                                                 Executive Vice President
Attest:


/s/ David L. Siddall
--------------------
Corporate Secretary